Exhibit 10.2

English translation serves information purposes. Original text shall be binding in all respects.

LOAN AGREEMENT

GIT Worms S.à.r.l.

15, rue Edward Steichen

L-2540 Luxembourg

Grand Duchy of Luxembourg

- hereinafter referred to as the “Borrower” -

and

Bayerische Landesbank

Brienner Straße 18

80333 Munich

- hereinafter referred to as the “Bank” -

enter into the following Loan Agreement:

1.	Loan Amount

EUR 8,682,000.00

(in words: eight million, six hundred eighty-two thousand euros)

2.	Purpose

The loan will be used to partially finance the purchase price in the total net amount of EUR 14,293,605 for 4 specialized retail centers in

•	67547 Worms, Klosterstraße 40/Cornelius-Heyl-Straße, improved and unimproved land as well as circulation and operating areas (Betriebs- und Verkehrsflächen), total size: 10,894 sqm

- hereinafter referred to as the “Property Worms” –

•	33330 Gütersloh, Berliner Straße 135, improved and unimproved land, total size: 5,765 sqm

- hereinafter referred to as the “Property Gütersloh” -

•	27574 Bremerhaven, Schiffdorfer Chaussee 221, 223, 225, 227, improved and unimproved land, total size: 8,095 sqm

- hereinafter referred to as the “Property Bremerhaven” -

•	30179 Hanover, Dresdner Straße 3, Vahrenheider Markt 16-18, improved and unimproved land, total size: 6,279 sqm

- hereinafter referred to as the “Property Hanover” -

- Property Worms, Property Gütersloh, Property Bremerhaven and Property Hanover will hereinafter together be referred to as the “Financing Properties” and/or the “Properties serving as Collateral”.

The loan shall be used as follows:

	Purchase price excluding VAT	Proportionate loan amount excluding VAT
Property Worms	EUR 4,400,000	EUR 2,810,000
Property Gütersloh	EUR 2,925,000	EUR 1,752,000
Property Bremerhaven	EUR 2,900,000	EUR 1,670,000
Property Hanover	EUR 4,068,605	EUR 2,450,000
Total	EUR 14,293,605	EUR 8,682,000

English translation serves information purposes. Original text shall be binding in all respects.

The costs in the amount of EUR 5,611,605 that are not co-financed by the Bank shall be paid by the Borrower in advance out of the Borrower’s equity capital or in the form of shareholder loans, and proof thereof shall be provided to the Bank prior to disbursement. The equity capital or shareholder loans shall be paid proportionately prior to disbursement of the respective proportionate loan amount to be disbursed for the respective property, and proof thereof shall be provided to the Bank.

3.	Disbursement

The loan can be drawn upon by the Borrower once the Bank has notified the Borrower that it has been provided with all documents and proof specified in the schedule of disbursement conditions.

If the Bank agrees in the individual case to a drawdown of the loan before all conditions have been fulfilled, the Borrower shall not be released from its duties to provide securities and to fulfill all other disbursement conditions that have not yet been fulfilled.

A proportionate amount of the loan pursuant to Sec. 2 shall be paid out for each property.

The Borrower shall notify the Bank of any drawdown in a written request for disbursement two banking days1 in advance.

4.	Drawdown Period

The loan shall be fully drawn by no more than four disbursements no later than 01.01.2013 as from the signing of this Loan Agreement.

The Bank is entitled to terminate the undrawn portion of the loan if the loan has not been drawn at all or only in part by the contractually agreed date. If the loan is not accepted, the Bank is not entitled to charge a prepayment fee or lost profit for the non-accepted portion of the loan. This does not apply where the Bank has already refinanced the loan after entering into an agreement on conditions (fixed interest loan or fixed interest loan on EURIBOR); in this case the Borrower shall reimburse the Bank for its refinancing damage (excluding lost profit).

5.	Term of Loan

The term of the loan will end on 01 August 2019.

6.	Terms and Conditions

6.1	Disbursement Rate

The disbursement rate of the loan is 100%.

The loan shall be repaid in full.

6.2	Interest and Repayment

6.2.1	Fixed-Interest Loan

The Borrower can draw the loan in whole or in part with interest at a fixed rate. Such rate will be determined on the basis of the Bank’s cost of funds plus a margin of 1.80% p.a. (incl. liquidity costs) (interest method act/360) ().

[1]

Banking day hereinafter means any day on which commercial banks in Munich are open to the public and the Trans-European Automated Real-time Gross Settlement Express Transfer system (TARGET) is at the same time open for the settlement of payments.

English translation serves information purposes. Original text shall be binding in all respects.

The interest rate shall be agreed on at customary market conditions no later than 2 days prior to utilisation of the portion of the loan to be called in a separate agreement on conditions. This agreement on conditions shall form an integral part of this Loan Agreement.

A fixed interest rate shall be agreed on until expiry of the term.

Interest shall be due and payable every six months in arrears, on 15 January and 15 July every year respectively.

6.2.2	Fixed-Interest Loan on EURIBOR[2]

The Borrower can draw the loan in whole or in part as roll-over fixed-interest loan on EURIBOR basis with fixed-interest periods of 6 months. Repayment of the loan during the relevant agreed fixed-interest period shall be excluded.

The term of a fixed-interest period shall not exceed the term of the loan.

This may lead to the last fixed-interest period being shorter than 6 months.

The Bank will charge interest to the Borrower for all fixed-interest periods at the rate of the applicable EURIBOR plus a margin of 1.80% p.a. (incl. liquidity costs) on the relevant drawing.

Interest shall be calculated according to calendar days based on act/360 days and shall be due and payable at the end of each fixed-interest period.

If the end of a fixed-interest period falls on a day that is not a banking day, the calculation and maturity of the interest payment shall be shifted to the next banking day1.

If that next banking day falls in the next month, the calculation and maturity of the interest payment shall be shifted to the preceding banking day.

Every subsequent fixed-interest period shall then end again on the calendar day that—had the above shifting rules not been applied—is the last calendar day of the first interest period. As the case may be, the aforementioned shifting rules may be applied to such subsequent fixed-interest period again.

In case the EURIBOR cannot be determined two banking days before the beginning of the first fixed-interest period, the parties shall negotiate the interest rate for the first fixed- interest period. The Bank is not obliged to make a disbursement until an agreement on the interest rate has been reached. If the parties fail to reach an agreement within 15 days, the Bank shall be released from its disbursement obligation. In case the EURIBOR cannot be determined two banking days before the beginning of a fixed-interest period following the first fixed-interest period, the Bank shall charge the Borrower interest for the relevant fixed-interest period at the rate customary in the market on the basis of the Bank’s offered rate (excluding liquidity surcharge) for a term-congruent refinancing.

The Bank shall send the Borrower a written confirmation (in the form of a letter) on the relevant new agreement or extension of a fixed-interest period, stating the amount, the term and the interest rate.

Should the Borrower not receive such confirmation within a reasonable period, or in case of any inconsistencies, the Borrower shall immediately contact the Bank.

[2]

EURIBOR means the interest rate as published on the Telerate page 248, or a page replacing page 248, at 11:00 am (local Brussels time) on the second banking day in Munich and prior to disbursement / the beginning of the next fixed-interest period for deposits denominated in euros for a similar period of time.

English translation serves information purposes. Original text shall be binding in all respects.

The Borrower undertakes to hedge the interest rate risk for the loan, by way of a short-term or long-term arrangement to fix interest rates (Festverkonditionierung) or by entering into interest rate derivative agreements.

Before entering into an interest rate derivative agreement with another bank (“Third-Party Bank”), the Borrower shall give the Bank the possibility to make an own offer to the Borrower. The Borrower is obliged to accept the Bank’s offer (“right to match”), if the Bank offers at least the same terms and conditions as the Third-Party Bank.

The Bank points out that the hedging of the interest rate risk by entering into an interest rate derivative constitutes an independent contractual obligation, even if the interest rate derivative serves to secure the terms and conditions of the Loan Agreement. The termination of the Loan Agreement and/or the repayment of the loan will therefore not lead to a termination of the interest rate derivative agreement. The payment obligations and/or termination rights stipulated in the interest rate derivative agreement will continue to apply and will remain unaffected.

The Borrower will notify the Bank latest 2 days before utilization of the respective part of the loan amount about the preferred pre-conditioning.

6.2.3	Redemption by Installments

The loan shall be repaid as from 15 January 2018. Until the beginning of the repayment, only interest, costs and fees shall be paid.

The loan shall be repaid in six-monthly installments as follows:

1st installment on 15 January 2018 in the amount of EUR 108,525 (2.5% p.a. of the loan amount)

2nd installment on 15 July 2018 in the amount of EUR 108,525 (2.5% p.a. of the loan amount)

3rd installment on 15 January 2019 in the amount of EUR 130,230 (3.0% p.a. of the loan amount).

4th installment on 15 July 2019 in the amount of EUR 130,230 (3.0% p.a. of the loan amount).

If a due date falls on a day that is not a banking day, the due date for the respective redemption installment shall be shifted in accordance with the postponement rules stated in Sec. 6.2.2

In case of a sale of Financing Properties or early repayment of the loan in part pursuant to Sec. 6.2.4 or unscheduled repayment of the loan pursuant to Sec. 8.1.4 or 8.1.5, the above redemption installments shall be reduced in the proportion of the repayments or unscheduled repayments to the total loan amount according to the above mentioned percentages.

Interest shall be paid separately when due.

Interest shall be calculated on the basis of the status of the principal at the end of the preceding calculation period.

6.2.4	Sale of Financing Properties, Early Repayment of the Loan

The Borrower is entitled to sell any or all of the Financing Properties, or to repay the loan prematurely in whole or in part.

The Borrower undertakes to immediately, but no later than two weeks prior to the signing of the purchase agreement, inform the Bank in written form of the planned sale of a Financing Property or the early repayment.

English translation serves information purposes. Original text shall be binding in all respects.

In case of a sale of any or all of the Financing Properties, the Borrower undertakes vis-à-vis the Bank to include a contractual obligation for the buyer in the purchase agreement to pay the purchase price directly to the Bank up to the amount specified here below.

In case of a sale of any or all of the Financing Properties or the early repayment of proportionate loan amounts, the Borrower shall use the following amounts from the purchase price or the repayment—however, no more than up to the amount of the disbursed loan—for an unscheduled payment.

Property Worms	Property Gütersloh	Property Bremerhaven	Property Hanover
EUR 3,372,000	EUR 2,102,400	EUR 2,004,000	EUR 2,940,000

The Borrower shall indemnify the Bank for any loss incurred by the Bank due to the aforementioned unscheduled payments. This shall especially apply to prepayment fees that the Bank has to pay for the early (partial) cancellation of the refinancing of loan amounts for which fixed interest rates have already been agreed on (verkonditioniert), which have to be repaid due to the sale of the Property. The calculation shall be made in accordance with the principles established by the case law of the German Federal Court of Justice (Bundesgerichtshof).

In case of an interest rate agreed on pursuant to Sec. 6.2.2, the unscheduled payments shall be made at the end of the relevant fixed-interest period.

A re-drawing of such payments is not possible.

6.3	Costs and Fees

Notwithstanding Sec. 5 of the General Loan Conditions, the Borrower shall bear the following costs and fees:

•	arrangement fee in the amount of EUR 86,820 (this includes the initial valuation costs of an expert appraiser chosen by the Bank);

•

if the interest rate is calculated on EURIBOR basis, in case of an early (partial) repayment during the term of a fixed-interest period of the loan during the 1st and 2nd year of the loan term a prepayment fee of 0.5% of the repaid loan amount and in case of an early (partial) repayment of the loan in the 3rd year of the loan term a prepayment fee of 0.25% of the repaid loan amount; as of the 4th year there will be no prepayment fee. Besides the prepayment fee, the Borrower is not obligated to pay a prepayment penalty;

•

ongoing valuation costs for the regular review of the LTV as agreed on in Sec. 8.1.4 (The costs of the initial valuation are EUR 4,000.00 per property; the costs of ongoing valuations are expected to be lower.);

•

any notary fees, legal advice and registration costs, as well as costs for legal opinions that may be required, that are incurred in connection with drawing up the agreement or providing the securities;

Agreements governed by German law are always drawn up and reviewed by the Bank. If drawn up by the Bank, no additional arrangement fees shall apply, unless otherwise agreed on. Documents to be reviewed by the Bank shall be submitted in the German or the English language. Costs for any required translations shall be paid separately.

The Borrower confirms that the contents of any translations submitted to the Bank reflect the contents of the original documents.

•	any and all costs that typically arise in connection with any amendments of or supplements to the Loan Agreement or the security agreements, in particular costs for legal advice and translations.

English translation serves information purposes. Original text shall be binding in all respects.

The arrangement fee as well as the forementioned fees in connection with drawing up the agreement and the provision of securities arise irrespective of whether or not the loan is drawn.

The arrangement fee shall be calculated proportionately for the respective loan amount drawn and deducted accordingly from the respective disbursement amounts. The bank will request the respective part of the arrangement fee separately in case of a non-utilisation of a part the loan amount

The ongoing valuation costs as well as other costs mentioned above shall be due and payable at the Bank’s first request within 14 calendar days to an account yet to be specified by the Bank.

6.4	Commitment Fee (“Bereitstellungsprovision”)

As from 1 November 2012 until the expiry of the drawdown period, the Bank will charge the Borrower a commitment fee (“Bereitstellungsprovision”) in the amount of 0.7% p.a. for the undrawn portion of the loan amount. The commitment fee shall be calculated on the basis of act/360 days and shall be due and payable in arrears at the end of each calendar quarter.

6.5	Commitment Fee (“Bereithaltungsprovision”)

As from the time of conditioning of amounts specified in the agreement on conditions (“Konditionsvereinbarung”) and until the time according to Sec. 4, the Bank will charge the Borrower a commitment fee (“Bereithaltungsprovision”) (Percentage will be fixed in the agreement of conditions). The commitment fee (“Bereithaltungsprovision”) will be due at the respective drawdown and, in case of no drawdown, at the end of the Drawdown Period.

6.6	Terms of Payment

6.6.1	Settlement Account

To the extent that the Bank does not deduct the above charges, costs, fees, interest and redemption payments and commissions from the (first) disbursement amount, the Bank shall debit the Borrower’s account on the relevant maturity date.

If the Borrower does not hold an account with Bayerische Landesbank or if explicitly provided for herein, the charges, costs, fees and commissions shall be paid to the Bank within 14 calendar days after the Bank’s account for payment has been specified.

The interest and redemption payments shall in such case be paid to the following account of the Bank on the maturity date:

Bank:	Bayerische Landesbank
Account no.:	90/899477
IBAN:	DE28700500000090899477
Reference:	Darl.-Nr. 6/4257368, Finanzierung, Project Hill” (Loan No. 6/4257368, Financing of Project Hill)

6.6.2	No Deductions

All payments must be made in a way that the aforementioned fees, commissions, charges, costs, expenses, interest and redemption payments will be at the Bank’s disposal, in full and without any deductions, on the account specified above on the aforementioned maturity dates. The Borrower is obliged to increase the due payments, if necessary, so that the Bank will receive the full amounts owed, even after deduction of fees, taxes or levies.

English translation serves information purposes. Original text shall be binding in all respects.

7.	Security

Without prejudice to the lien and the right to call for additional securities provided for in Sec. 21 and 22 of the Bank’s General Terms and Conditions (GTC), the loan shall be secured by the securities specified below.

The security agreements which have been/will be entered into in accordance with the Bank’s templates provide for the purpose of the securities. Any broader or separate purpose agreed in any security agreements or security purpose declarations shall remain unaffected.

7.1	Property Worms

7.1.1	Registration of Land Charge

The Borrower undertakes to create to the benefit of the Bank an uncertificated land charge in an aggregate amount of EUR 2,810,000 bearing interest at a rate of 16% p.a. (interest shall be due on the first working day of the following calendar year), with a final installment of EUR 562,000, which is enforceable pursuant to Sec. 800 ZPO (German Code of Civil Procedure) on the properties registered (vorgetragen) in the Land Register Worms of the Local Court Worms, folio 17899, Klosterstraße 40 Worms plot 18, plot sections 3/61, 3/62, 3/63m, Klosterstraße, Worms plot 18, plot sections 3/65, 3/66 and Cornelius-Heyl-Straße, Worms plot 18, plot section 3/64 with a total size of 10,894 sqm.

Prior encumbrances in Section II: Serial no. 1: landed easement (access right) encumbering plot 18, plot section 3/64 for the respective owner of the real property in the district of Worms, plot 18, plot section 4/22

Serial no. 2: landed easement (boundary building right) encumbering plot 18, plot section 3/61–3/64 for the respective owner of the real property in the district of Worms, folio 1814 of Horchheim (Worms), real property register no. 2 (plot 18, plot section 4/24)

Serial no. 4: restricted personal easement regarding plot sections 3/61, 3/62 and 3/63 for Lidl Dienstleistung GmbH & Co. KG, Neckarsulm, pursuant to an amendment agreed on with the Bank to the restricted personal easement

Serial no. 6: restricted personal easement (transformer station and cable right) encumbering plot 18, plot section 3/61 for EWR Aktiengesellschaft in Worms

Prior encumbrances in Section III: no rights

7.1.2	Bare Acknowledgment of Debt with Submission to Compulsory Enforcement

The Borrower undertakes to issue a bare acknowledgement of debt (abstraktes Schuldversprechen) for an amount equal to the enforceable part of the land charge plus proportionate interest, with submission to compulsory enforcement against the Borrower’s entire assets.

7.1.3	Assignment of all Claims in Case of Reversal of the Property Purchase Agreement

The Borrower undertakes to assign all claims to repayment of the purchase price in case of reversal (Rückabwicklung) of the property purchase agreement between the Borrower and the seller of the property.

7.1.4	Assignment of Lease Payments

The Borrower undertakes to assign any and all current or future claims from any lease agreements relating to the Financing Property.

7.1.5	Pledge of Rent Collection Account

The rent collection account shall be held with the Bank. The rent collection account shall be pledged to the Bank.

English translation serves information purposes. Original text shall be binding in all respects.

7.2	Property Gütersloh

7.2.1	Registration of Land Charge

The Borrower undertakes to create an uncertificated land charge in an aggregate amount of EUR 1,752,000, bearing interest at a rate of 16% p.a. (interest shall be due on the first working day of the following calendar year), with a final installment of EUR 350,400, which is enforceable pursuant to Sec. 800 ZPO (German Code of Civil Procedure) on the properties registered (vorgetragen) in the Land Register Gütersloh of the Local Court Gütersloh, folio 36644, Berliner Straße 135, Gütersloh plot 031, plot sections 533, with a total size of 5,765 sqm.

Prior encumbrances in Section II: Serial no. 3: landed easement (right to install, maintain and use a path) for the respective owner of the real property Gütersloh plot 31, plot section 581 (folio 36647)

Serial no. 4: landed easement (right to share in use of parking areas) for the respective owner of the real property Gütersloh plot 31, plot section 581 (folio 36647); equal priority rank with serial no. 3

Prior encumbrances in Section III: no rights

7.2.2	Bare Acknowledgment of Debt with Submission to Compulsory Enforcement

The Borrower undertakes to issue a bare acknowledgement of debt (abstraktes Schuldversprechen) for an amount equal to the enforceable part of the land charge plus proportionate interest, with submission to compulsory enforcement against the Borrower’s entire assets.

7.2.3	Assignment of all Claims in Case of Reversal of the Property Purchase Agreement

The Borrower undertakes to assign all claims to repayment of the purchase price in case of reversal (Rückabwicklung) of the property purchase agreement between the Borrower and the seller of the property.

7.2.4	Assignment of Lease Payments

The Borrower undertakes to assign any and all current or future claims from any lease agreements relating to the Financing Property.

7.2.5	Pledge of Rent Collection Account

The rent collection account shall be held with the Bank. The rent collection account shall be pledged to the Bank.

7.3	Property Bremerhaven

7.3.1	Registration of Land Charge

The Borrower undertakes to create an uncertificated land charge in an aggregate amount of EUR 1,670,000, bearing interest at a rate of 16% p.a. (interest shall be due on the first working day of the following calendar year), with a final installment of EUR 334,000, which is enforceable pursuant to Sec. 800 ZPO (German Code of Civil Procedure) on the properties registered (vorgetragen) in the Land Register Schiffdorferdamm of the Local Court Bremerhaven, folio 3868, Schiffdorfer Chaussee 221, 223, 225, 227, Schiffdorferdamm plot 47, plot sections 115/1, with a total size of 8,095 sqm.

Prior encumbrances in Section II: restricted personal easement for Lidl Vertriebs-GmbH & Co. KG, Schwanewede, pursuant to an amendment to the restricted personal easement agreed on with the Bank.

Prior encumbrances in Section III: no rights

English translation serves information purposes. Original text shall be binding in all respects.

7.3.2	Bare Acknowledgment of Debt with Submission to Compulsory Enforcement

The Borrower undertakes to issue a bare acknowledgement of debt (abstraktes Schuldversprechen) for an amount equal to the enforceable part of the land charge plus proportionate interest, with submission to compulsory enforcement against the Borrower’s entire assets.

7.3.3	Assignment of all Claims in Case of Reversal of the Property Purchase Agreement

The Borrower undertakes to assign all claims to repayment of the purchase price in case of reversal (Rückabwicklung) of the property purchase agreement between the Borrower and the seller of the property.

7.3.4	Assignment of Lease Payments

The Borrower undertakes to assign any and all current or future claims from any lease agreements relating to the Financing Property.

7.3.5	Pledge of Rent Collection Account

The rent collection account shall be held with the Bank. The rent collection account shall be pledged to the Bank.

7.4	Property Hanover

7.4.1	Registration of Land Charge

The Borrower undertakes to create an uncertificated land charge in an aggregate amount of EUR 2,450,000, bearing interest at a rate of 16% p.a. (interest shall be due on the first working day of the following calendar year), with a final installment of EUR 490,000, which is enforceable pursuant to Sec. 800 ZPO (German Code of Civil Procedure) on the properties registered (vorgetragen) in the Land Register List of the Local Court Hanover, folio 11527, Dresdner Str. 3, Vahrenheider Markt 16,18, List plot 1, plot section 300/16 with a total size of 6,279 sqm.

Prior encumbrances in Section II:

Serial no. 1: restricted personal easement (right to build, operate and maintain a transformer station) for the Municipality of Hanover (public utility company)

Serial no. 2: restricted personal easement (right to operate, monitor and maintain high and low voltage cables, as well as the pertinent telecommunication cable and restrictive covenant regarding a transformer station) for the public utility company Stadtwerke Hannover AG in Hanover

Serial no. 3: landed easement (right of way) for the respective owner of the real property list folio 6598 serial no. 1 of the real property register

Serial no. 4: landed easement (drainage authorization) for the respective owner of the real property list folio 6598 serial no. 1 of the real property register, equal priority rank with Sec. II serial no. 3

Serial no. 5: decontamination entry

Serial no. 6: restricted personal easement for Lidl Dienstleistung GmbH & Co. KG, Neckarsulm, pursuant to an amendment to the restricted personal easement agreed on with the Bank

Prior encumbrances in Section III: no rights

In case that the Borrower is not yet the owner of the collateral, the Borrower shall ensure that the current owner will not only cooperate in the creation of the land charge, but also with regard to the security agreement.

7.4.2	Bare Acknowledgment of Debt with Submission to Compulsory Enforcement

The Borrower undertakes to issue a bare acknowledgement of debt (abstraktes Schuldversprechen) for an amount equal to the enforceable part of the land charge plus proportionate interest, with submission to compulsory enforcement against the Borrower’s entire assets.

English translation serves information purposes. Original text shall be binding in all respects.

7.4.3	Assignment of all Claims in Case of Reversal of the Property Purchase Agreement

The Borrower undertakes to assign all claims to repayment of the purchase price in case of reversal (Rückabwicklung) of the property purchase agreement between the Borrower and the seller of the property.

7.4.4	Assignment of Lease Payments

The Borrower undertakes to assign any and all current or future claims from any lease agreements relating to the Financing Property.

7.4.5	Pledge of Rent Collection Account

The rent collection account shall be held with the Bank. The rent collection account shall be pledged to the Bank.

7.5	Subordination Agreement

The Borrower undertakes to submit a subordination agreement for any shareholder loans that may exist. Such loans may only be collateralized (dinglich besichert) at a lower rank.

7.6	Pledge of all Rights and Claims from Interest Derivative Agreements

Pledge to the Bank of all rights and claims from the financial derivatives that have been entered into/will be entered into for hedging any interest rate risks.

7.7	Assignment of Purchase Price Claims

The Borrower undertakes to openly assign any and all current and future purchase price claims and other payment claims towards the buyers of the Financing Properties.

7.8	Obligation to Duly Provide the Securities

The Borrower undertakes to duly provide the aforementioned securities on the basis of the Bank’s templates.

8.	Further Agreements

8.1	The Borrower assumes the following obligations:

8.1.1	Submission of Profitability Calculation Approved by the Bank

Prior to the first disbursement, a detailed profitability calculation (aggregate overview of all properties) approved by the Bank must be submitted to the Bank. Such calculation shall be updated every year as of 15 July (reporting date), to be provided until the 15th of the following month—for the first time, as of 15 July 2013—and shall be submitted to the Bank without prior request.

If and to the extent that a cash sweep pursuant to Sec. 8.1.3 is required, the profitability calculation is to be updated as of the end of each month (reporting date) and shall be submitted to the Bank by the 15th of the following month.

8.1.2	Letting of Properties Serving as Collateral pursuant to the Submitted Profitability Calculation

The Borrower undertakes to let the Financing Properties for an initial (signing date of the Loan Agreement) annual gross income of at least EUR 1,387,342 excl. VAT in accordance with the submitted profitability calculation, with the operating costs mostly being paid by the lessees.

The Property shall be let on a long-term basis (generally 5 to 10 years) with indexed lease agreements which can only be terminated by the lessees for good cause (wichtiger Grund) and with the main lessees having to be approved by the Bank. The main lessees shall be lessees with a net rent, excluding heat, in excess of EUR 100,000.00.

English translation serves information purposes. Original text shall be binding in all respects.

The Bank hereby consents to the re-letting of the area of the lessee Hol Ab! Getränkemarkt and of the vacant area (previous lessee: Schlecker) in the Bremerhaven property, provided that the rent after re-letting corresponds to or exceeds the rent in the lease agreement with Hol Ab!.

The lease agreements, as well as all amendment agreements, shall be provided to the Bank within 4 weeks after their execution.

By accepting the Loan Agreement, the Borrower confirms that there are no side agreements to the lease agreements provided to the Bank.

The Bank shall further be provided with up-to-date lessee lists together with a calculation of profitability as of 15 July (reporting date) every year, to be provided until the 15th of the following month—for the first time, as of 15 July 2013.

The lease agreements shall meet the foregoing requirements of the Bank.

Terminations (Auflösungen) or significant changes of the lease agreements with main lessees require the Bank’s consent. The Borrower especially undertakes not to change any provisions on the rent or the term of the leases without the Bank’s prior consent.

The Borrower confirms that none of the leases is the subject of any significant disputes, breaches of contract and/or legal proceedings. The Borrower confirms the same for any other agreements that are referred to in this Agreement.

8.1.3	Cash Sweep

Should a ICR of 275% be fallen short of and/or an LTV of 65% be exceeded, the Borrower undertakes to transfer all free liquidity on a monthly basis to the cash sweep account (“Cash Sweep”) at the Bank’s request. The ICR and LTV shall be computed pursuant to Sec. 8.1.4 and 8.1.5.

To this end, the Borrower shall maintain an account with the Bank in its own name (“Cash Sweep Account”).

The relevant balance on the Cash Sweep Account to be maintained shall be pledged to the Bank.

If the ICR is back to 275% and the LTV to 65%, not including the balance accrued on the Cash Sweep Account, the accrued balance shall be released.

8.1.4	LTV (Loan to Value)

The Loan to Value (LTV) shall not exceed 68% at any time throughout the entire term of the loan. LTV is the ratio of the loan amount to the fair market value of the Property serving as Collateral on the respective valuation date stated in the relevant valuation report in percent.

For the first time on 15 July 2014 and then every 24 months, the LTV shall be calculated based on a valuation report for the Property serving as Collateral by an expert appraiser to be chosen by the Bank.

If in the opinion of the Bank a material change has occurred, the Bank is entitled to obtain a new valuation report at any time to check compliance with the LTV.

The valuation report will be made available to the Borrower if the determined value exceeds the agreed value; however, the Borrower shall not be entitled to assert any claims thereunder against the Bank and/or the expert appraiser.

If the determined LTV exceeds the agreed value, the Borrower shall, upon first demand from the Bank, repay the loan by way of unscheduled payments no later than within 60 calendar days to the extent required to comply with the LTV again. The Borrower shall indemnify the Bank for any loss incurred by the Bank in this context. This shall especially apply to prepayment fees that the Bank has to pay for the early (partial)

English translation serves information purposes. Original text shall be binding in all respects.

cancellation of the refinancing of loan amounts for which fixed interest rates have already been agreed on (verkonditioniert), which have to be repaid for compliance with the agreed LTV. The calculation shall be made in accordance with the principles established by the case law of the German Federal Court of Justice (Bundesgerichtshof).

Instead of making an unscheduled payment, the Borrower may pay the amount required to ensure compliance with the LTV, either

•	by making a cash deposit on an account held with a European or American bank and pledged in favor of the Bank; or

•

by providing a bank surety or bank guarantee in accordance with the respective requirements of the Bank. If the issuing bank is not a member of the S-Finanzgruppe, it must have a rating of at least A from an internationally renowned rating agency (Moody’s; Standard & Poor’s; Fitch) and have its corporate seat in an OECD country.

Any balance on the Cash Sweep Account shall be set off against such unscheduled repayment, cash deposit, bank surety or bank guarantee.

The aforementioned security shall be released and the obligation to make an unscheduled payment or provide a security cease if the LTV of at least 68% has been reached again.

This may occur due to repayments made in the meantime or as a result of a valuation report at a later point in time.

A re-drawing of unscheduled payments is not possible.

The Borrower agrees that the Bank appoints an expert appraiser chosen by the Bank, currently LBImmobilienbewertungsgesellschaft mbH, Frankfurt am Main, to provide the valuation reports required for calculating the LTV until the loan has been fully repaid. The Borrower shall bear any valuation costs.

If a Cash Sweep pursuant to Sec. 8.1.3 must be made, the Borrower is entitled to demand from the Bank at any time to commission at the Borrower’s expense an expert appraiser to be chosen by the Bank with drawing up a valuation report during the year, to check renewed compliance with the LTV.

8.1.5	ICR (Interest Cover Ratio)

The ICR shall not fall short of 250% at portfolio level at any time throughout the entire term of the loan. The portfolio consists of the co-financed Properties specified in Sec. 2.

The ICR is the ratio of the annual net income to the interest service (excluding the capital service) for the Properties serving as Collateral for the 12 months following the effective date (forward perspective).

The rental income from all lease agreements that have a remaining term of at least 12 months on the effective date will be taken into account, as will rent compensation payments such as insurance payments. A lease agreement with a remaining term of less than 12 months will be taken into account if the Borrower has entered into a new lease agreement or a subsequent lease agreement that corresponds to the requirements of the Bank under this Loan Agreement.

The annual net income is the portion of the rent set out in the profitability calculation agreed between the Bank and the Borrower which is available for the debt service, net of any property management costs.

On 15 July (reporting date) of each year, to be provided until the 15th of the following month—for the first time, as of 15 July 2013—the Borrower shall provide written evidence of compliance with the ICR without prior request from the Bank.

English translation serves information purposes. Original text shall be binding in all respects.

Such evidence shall be provided in the form of a calculation signed by the Borrower and shall include the forward-looking rent roll and the profitability calculation as of the relevant effective date, indicating the actual non-allocable operating and property management costs. If the Borrower fails to indicate the non-allocable property management costs, the Bank will assess them at 15.00%.

In addition, the Borrower shall keep the Bank constantly informed of any new/subsequent leases and provide copies of newly concluded lease agreements in accordance with Sec. 8.1.2.

If the determined ICR at portfolio level falls short of the agreed value, the Borrower shall, upon first demand from the Bank, repay the loan by way of unscheduled payments no later than within 60 calendar days to the extent required to comply with the ICR again due to the adjustment of the interest- redemption payments because of the unscheduled payments. The Borrower shall indemnify the Bank for any loss incurred by the Bank in this context. This shall especially apply to prepayment fees that the Bank has to pay for the early (partial) cancellation of the refinancing of loan amounts for which fixed interest rates have already been agreed on (verkonditioniert), which have to be repaid for compliance with the agreed ICR. The calculation shall be made in accordance with the principles established by the case law of the German Federal Court of Justice (Bundesgerichtshof).

Instead of making an unscheduled payment, the Borrower may pay the amount required to ensure compliance with the ICR, either

•	by making a cash deposit on an account held with a renowned domestic bank and pledged in favor of the Bank; or

•

by providing a surety or bank guarantee in accordance with the respective requirements of the Bank. If the issuing bank is not a member of the S-Finanzgruppe, it must have a rating of at least A from an internationally renowned rating agency (Moody’s; Standard & Poor’s; Fitch) and have its corporate seat in an OECD country.

Any balance on the Cash Sweep Account shall be set off against such unscheduled repayment, cash deposit, bank surety or bank guarantee.

If the above securities are provided, the ICR shall not be calculated on the basis of the actual debt service but on the basis of the outstanding principal less the value of the securities.

However, this does not reduce the Borrower’s obligation to make the actual interest and redemption payments and to repay the outstanding principal.

Irrespective of the provision of the aforementioned securities, the Bank assumes that the capital service for the loan will be fully serviced.

The aforementioned security shall be released and the obligation to make an unscheduled repayment or provide a security shall cease if the minimum required ICR has been reached again by means of the rental income minus VAT and the additional costs for the Financing Properties not allocable by the lessor.

A re-drawing of unscheduled payments is not possible.

8.2	Business and Financial Conditions, Shareholding Structure

[

The Borrower’s shareholding structure shall not change during the term of the loan. If the shareholding structure of the Borrower changes (change of control) the Borrower is obliged to agree to an amendment of this Agreement at the Bank’s request to the extent that the Bank reasonably considers necessary to compensate negative effects resulting from the change in the shareholding structure. In this case the Borrower is entitled to repay the loan early in accordance with Sec. 6.2.3.

English translation serves information purposes. Original text shall be binding in all respects.

8.3	Lessee’s Easements / Entry of Caps

8.3.1	Property Worms

Pursuant to the Lease Agreement of 9/10 February 2006 plus Amendment No. 1 of 28 March 2006, Amendment No. 2 of 31 August/1 September 2006, Amendment No. 3 of 5/9 October 2006, Amendment No. 4 of 16/21 March 2007 and Amendment No. 5 of 29 August/5 September 2008 between REPCO 8 S.A., Luxembourg and Lidl Dienstleistung GmbH & Co. KG, Rötelstr. 30, 74166 Neckarsulm (lessee), the lessee has a claim (schuldrechtlicher Anspruch) to registration of a restricted personal easement (lessee’s easement). The easement is entered in the land register under serial no. 4. The Borrower undertakes to ensure that the entry of a cap of EUR 10,000 for the lessee’s easement pursuant to Amendment No. 6, which has been approved by the Bank in advance, shall be agreed on and implemented. Should this not be enforceable, the Borrower undertakes to bear any exceeding liquidity costs that may arise.

8.3.2	Property Hanover

Pursuant to the Lease Agreement of 10/14 June 2005 plus Amendment No. 1 of 20 December 2005/17/25 January 2006, between REPCO 2 S.A., Luxembourg and Lidl Dienstleistung GmbH & Co. KG, Rötelstr. 30, 74166 Neckarsulm (lessee), the lessee has a claim (schuldrechtlicher Anspruch) to registration of a restricted personal easement (lessee’s easement). The easement is entered in the land register under serial no. 6. The Borrower undertakes to ensure that the entry of a cap of EUR 25,000 for the lessee’s easement pursuant to Amendment No. 2, which has been approved by the Bank in advance, shall be agreed on and implemented. Should this not be enforceable, the Borrower undertakes to bear any exceeding liquidity costs that may arise.

8.3.3	Property Bremerhaven

Pursuant to the Lease Agreement of 30 August 2004 plus Amendment No. 1 of 7 July 2005, Amendment No. 2 of 14/17 July2005, Amendment No. 3 of 16/17 April 2007, Amendment No. 4 of 1 February 2008 between REPCO 14 S.A., Luxembourg and Lidl Vertriebs-GmbH & Co. KG, 28790 Schwanewede (lessee), the lessee has a claim (schuldrechtlicher Anspruch) to registration of a restricted personal easement (lessee’s easement). The easement is to be entered in the land register. The Borrower undertakes to ensure that the entry of a cap of EUR 10,000 for the lessee’s easement pursuant to Amendment No. 5, which has been approved by the Bank in advance, shall be agreed on and implemented. Should this not be enforceable, the Borrower undertakes to bear any exceeding liquidity costs that may arise.

8.4	Asset Management Agreement with MGPA (Germany) GmbH

The Borrower undertakes to enter into an asset management agreement with MGPA (Germany) GmbH and not to terminate such agreement without the Bank’s prior written consent. The consent may only be withheld for good cause.

8.5	Property Insurance

The Borrower shall insure the Property at replacement value against fire, water and storm damage, including loss of rent insurance for 12 months, and deliver to the Bank a cover note that specifies the Bank as jointly insured person and is signed by the insurance company if the insurance is subject to foreign law. In case of insurance under German law, the Bank shall register such rights attached to the real property. The Bank is entitled to have access to the insurance policy at any time.

8.6	Proof of Properties being free from Contaminations (Altlasten)

The Borrower undertakes to furnish proof to the Bank that the Financing Properties are free from any contaminations (Altlasten).

English translation serves information purposes. Original text shall be binding in all respects.

8.7	Inspection Right

The Bank may inspect the Financing Propertiesat any time during normal business hours after prior consultation with the Borrower and taking into account the lessee’s rights and, as the case may be, commission a third-party expert with the inspection and valuation of the Financing Property.

8.8	Documentation

All required documents and records must be provided to the Bank in the English or the German language. Translation costs shall be borne by the Borrower.

8.9	Person Authorized to Accept Service

As the Borrower has its registered office abroad, FIDEUROP GmbH must be authorized to accept service in the attached declaration.

8.10	Documents to be Submitted for Disbursement of the Loan

The documents to be submitted for disbursement of the loan are listed in the attached schedule. The Bank reserves the right to request further documents.

9.	Disclosure of the Financial Situation

9.1	Ongoing Disclosure of the Financial Situation pursuant to Section 18 KWG (German Banking Act)

The Borrower is required to regularly disclose its financial situation to the Bank. It is particularly obliged to deliver to the Bank validly signed (rechtsgültig unterschrieben) and dated originals of the up-to-date documents on its financial situation required under section 18 German Banking Act.

These are in particular:

within 6 months, if they have been prepared, however, no later than 9 months after the last balance sheet date:

•	the Borrower’s annual financial statements plus notes;

and by 15 July (reporting date) of each year, to be provided until the 15th of the following month —

•	(for the first time, as of 15 July 2013) an up-to-date list of lessees with an up-to-date profitability calculation

At the Bank’s request, the Borrower is obliged to provide reasonable additional explanations regarding its documents if they are not standard documents used in the industry.

10.	Assignment/Transfer of Credit Risk to Third Parties, Disclosure of Information

(1)	If the Bank (for purposes of refinancing, equity relief or risk diversification) exercises its right to

a)	transfer or pledge all or part of its claims resulting from this Agreement—together with related securities, if any—to a third party;

b)	insure all or part of the credit risk—together with related securities, if any—with a third party or to transfer the economic risk to a third party, e.g., by way of credit derivatives, asset-backed securities transactions or sub-participations;

the Borrower hereby releases the Bank from its banking secrecy obligations—to the extent required—according to Sec. 10.2. below.

(2)

Third parties can be a member of the European System of Central Banks (e.g., the German Central Bank), the European Investment Bank, a credit institution, the Kreditanstalt für Wiederaufbau (KfW) or any other

English translation serves information purposes. Original text shall be binding in all respects.

development bank (Förderbank), a financial services institution, a finance company, an insurance company, a welfare institution (Versorgungswerk), a pension fund, an investment company or a special-purpose vehicle established for the purpose of securitization of loan claims. The Bank may disclose the information required for the transfer of receivables or the economic risk of lending to the relevant third party and to such persons who have to be involved in the transfer process due to technical or legal reasons, e.g., rating agencies or certified public accountants.

(3)	Before disclosing the relevant information, the Bank will oblige the third party as well as any additional persons referred to in Sec. 10.2 above to keep all client-related data confidential, unless such duty of confidentiality arises already out of legal or professional/customary (berufsständischer/berufsüblicher) rules.

(4)	If the Bank transfers loan receivables to the German Central Bank, the Borrower will submit to the German Central Bank, upon its request balance sheet figures and/or a form with personal details (Selbstauskunft).

(5)	Transfer of the loan to third parties shall require the Borrower’s written consent. Such written consent by the Borrower is not required in case of the third party being the German Federal Bank (Bundesbank) or a company associated with the Bank or in case of the Bank being entitled to terminate this contract. The Borrower can only withhold such consent for cause. Consent shall deemed to be granted in case of the Borrower not rejecting such request by the Bank in written form within ten banking days (Munich). The request for transfer has to be addressed to the Borrower in written form and shall name the third party as well as poiting out the consequences of a failed objection against such request.

11.	German Money Laundering Act

The Borrower undertakes to provide the Bank with all required information and documents that the Bank may deem necessary to fulfill its obligations under the German Money Laundering Act.

12.	Application of Various General Terms and Conditions and Further Agreements

In addition,

•	the Bank’s “General Loan Terms” (GLT), last amended in September 2010, and

•	the Bank’s “General Terms and Conditions” (GTC), last amended in October 2009,

shall apply unless otherwise regulated in this Loan Agreement.

Copies of the GLT and the GTC are attached to this Agreement for the Borrower.

The following shall apply to the Bank’s right of termination pursuant to Sec. 8 of the General Loan Terms and Sec. 26.2 of the General Terms and Conditions: If the good cause consists of a violation of a contractual obligation on the part of the Borrower under or in connection with this Loan Agreement, termination is not permitted until the unsuccessful expiry of a grace period of 4 weeks intended for remedial action, unless this is superfluous due to the peculiarities of the particular case, Sec. 323 (2) and (3) of the Civil Code.

13.	Final Provisions

If one or several provisions of this Agreement are invalid or unenforceable, entirely or in part, this shall not affect the validity of the remaining provisions of this Agreement. The Parties shall replace the invalid or unenforceable provision with a valid provision that comes as close as possible to the economic intent and the contents of the provision to be replaced. The same shall apply in case of any loophole in the Agreement.

Any amendments of this Agreement require the written form.

The Borrower shall bear any taxes, fees and other costs, in particular notary costs and fees, that arise due to this Agreement and its performance.

English translation serves information purposes. Original text shall be binding in all respects.

The Bank is entitled to chose and commission lawyers and notaries with representing it, fully and with legal effect, in the execution and performance of this Loan Agreement, including but not limited to, in the provision of securities.

In this regard, by signing this Loan Agreement, the Borrower fully releases the Bank from its banking secrecy obligation.

14.	Governing Law, Place of Jurisdiction

This Loan Agreement shall be governed by the laws of the Federal Republic of Germany. Munich, Germany, shall be the place of jurisdiction.

15.	Conclusion of the Agreement

The Bank will be bound by this offer until 3 August 2012. The above Loan Agreement will only become effective once the Bank has received an original of the Loan Agreement countersigned by the Borrower with legal effect prior to expiry of the above deadline.

Luxembourg	/s/ Kees-Jan Avis
Place, date	GIT Worms S.à.r.l.

Munich, 3 August 2012	/s/ Tanja Hanrieder /s/ Martina Ramsauer
Place, date	Bayerische Landesbank

English translation serves information purposes. Original text shall be binding in all respects.

16.	Schedule of Disbursement Conditions

The Borrower undertakes towards the Bank to fulfill the following disbursement conditions and/or submit the following documents prior to disbursement of the loan:

A	Prior to disbursement of the loan / portions of the loan

A.1	Loan Agreement signed by the borrower;

A.2	submission of an overview of the Borrower’s shareholding structure(s), showing all participations through to the end of the structure (e.g., organizational chart of the Borrower’s company, indicating the respective percentage and nominal proportion of assets, capital and/or voting rights);

A.3	filled-in and validly signed account opening documents (account agreement and signature card forms are attached). The German Money Laundering Act requires that we review the legitimacy of all authorized signatories. It is therefore required that all authorized signatories personally submit to us their original identity cards.

A.4	agreement on conditions pursuant to Sec. 6;

A.5	copy of the Borrower’s statutes (Gesellschaftsverträge);

A.6	up-to-date commercial register excerpt of the Borrower and, as the case may be, further legitimation documents (e.g., certified copies of the relevant signatories’ identity cards);

A.7	Borrower’s opening balance sheet;

A.8	validly signed disbursement request(s), as the case may be in advance by fax (pdf-file) pursuant to the agreement on placing orders via telefax equipment, with the instruction to which account the loan amounts are to be transferred;

A.9	agreement on placing orders via telefax equipment;

A.10	written disbursement request;

A.11	detailed profitability calculation approved by the Bank;

A.12	direct debit authorization for interest and redemption payments;

A.13	copy of shareholder loan contracts, which the Borrower will enter into plus subordination agreement pursuant to the Bank’s template;

A.14	Assignment of purchase price claims according to the Bank’s template

A.15	Assignment of the rent account according to the Bank’s template

A.16	Assignment of all rights and claims from interest derivative agreements according to the Bank’s template
A.17	Legally executed security purpose declaration according to the Bank’s template

A.18	final version of valuation report by BNP Paribas (Frankfurt am Main), addressed to the Bank;

A.19	final version of technical due diligence for all Financing Properties plus reliance letter;

A.20	property management agreement;

A.21	submission of a capacity opinion regarding the Borrower and the parent company.

Upon request the Bank will review whether individual of the aforementioned documents may be submitted later.

English translation serves information purposes. Original text shall be binding in all respects.

B	Additional Disbursement Conditions for Disbursement of the Proportionate Loan Amount for the Property Worms

B.1	copy of the notarial purchase agreement for the Property (plus further reference deeds);

B.2	excerpt from the building encumbrances register;

B.3	proof of Financing Property being free from any contaminations pursuant to Sec. 7.5;

B.4	enforceable and simple copy of the deed establishing the land charge including bare acknowledgment of debt;

B.5	certified copy of the relevant land register folio evidencing the registration of the land charge at the correct rank and the registration of the lessee’s easement in the agreed form;

B.6	cover note of insurance company for the building at the indexed replacement value (zum gleitenden Neuwert) and advice of claims being secured by land charge (Realrechtsanmeldung);

B.7	notification by notary that purchase price is due;

B.8	validly signed declaration of assignment of payment claims from any lease agreements;

B.9	validly signed declaration of the assignment of all claims in case of reversal of the property purchase agreement;

B.10	official site plan / cadastral map excerpt;

B.11	proof that the defects specified in Annex 5.2. a to the purchase agreement (Sec. 5.2 a) have been removed by submitting the acceptance certificate (depending on deadline, maybe condition subsequent)

B.12	proof of use of equity pursuant to Sec. 2 by submitting the transfer confirmation or confirmation of notary.

In case that the land charge has not been registered pursuant to B.5 prior to disbursement, the Bank agrees to effect disbursement against a confirmation of the notary.

C	Additional Disbursement Conditions for Disbursement of the Proportionate Loan Amount for the Property Gütersloh

C.1	copy of the notarial purchase agreement for the Property (plus further reference deeds);

C.2	excerpt from the building encumbrances register;

C.3	proof of Financing Property being free from any contaminations pursuant to Sec. 7.5;

C.4	enforceable and simple copy of the deed establishing the land charge including bare acknowledgment of debt;

C.5	certified copy of the relevant land register folio evidencing the registration of the land charge at the correct rank and the registration of the lessee’s easement in the agreed form;

C.6	cover note of insurance company for the building at the indexed replacement value (zum gleitenden Neuwert) and advice of claims being secured by land charge (Realrechtsanmeldung);

C.7	notification by notary that purchase price is due;

English translation serves information purposes. Original text shall be binding in all respects.

C.8	validly signed declaration of assignment of payment claims from any lease agreements;

C.9	validly signed declaration of the assignment of all claims in case of reversal of the property purchase agreement;

C.10	subordination agreement regarding shareholder loan(s)

C.11	official site plan / cadastral map excerpt;

C.12	proof that the defects specified in Annex 5.2. a to the purchase agreement (Sec. 5.2 a) have been removed by submitting the acceptance certificate (depending on deadline, maybe condition subsequent)

C.13	proof of use of equity pursuant to Sec. 2 by submitting the transfer confirmation or confirmation of notary.

In case that the land charge has not been registered pursuant to C.5 prior to disbursement, the Bank agrees to effect disbursement against a confirmation of the notary.

D	Additional Disbursement Conditions for Disbursement of the Proportionate Loan Amount for the Property Hanover

D.1	copy of the notarial purchase agreement for the Property (plus further reference deeds);

D.2	excerpt from the building encumbrances register;

D.3	proof of Financing Property being free from any contaminations pursuant to Sec. 7.5;

D.4	enforceable and simple copy of the deed establishing the land charge including bare acknowledgment of debt;

D.5	certified copy of the relevant land register folio evidencing the registration of the land charge at the correct rank and the registration of the lessee’s easement in the agreed form;

D.6	cover note of insurance company for the building at the indexed replacement value (zum gleitenden Neuwert) and advice of claims being secured by land charge (Realrechtsanmeldung);

D.7	notification by notary that purchase price is due;

D.8	validly signed declaration of assignment of payment claims from any lease agreements;

D.9	validly signed declaration of the assignment of all claims in case of reversal of the property purchase agreement;

D.10	official site plan / cadastral map excerpt;

D.11	proof that the defects specified in Annex 5.2. a to the purchase agreement (Sec. 5.2 a) have been removed by submitting the acceptance certificate (depending on deadline, maybe condition subsequent)

D.12	proof of use of equity pursuant to Sec. 2 by submitting the transfer confirmation or confirmation of notary.

In case that the land charge has not been registered pursuant to D.5 prior to disbursement, the Bank agrees to effect disbursement against a confirmation of the notary.

English translation serves information purposes. Original text shall be binding in all respects.

E	Additional Disbursement Conditions for Disbursement of the Proportionate Loan Amount for the Property Bremerhaven

E.1	copy of the notarial purchase agreement for the Property (plus further reference deeds);

E.2	excerpt from the building encumbrances register;

E.3	proof of Financing Property being free from any contaminations pursuant to Sec. 7.5;

E.4	enforceable and simple copy of the deed establishing the land charge including bare acknowledgment of debt;

E.5	certified copy of the relevant land register folio evidencing the registration of the land charge at the correct rank and the registration of the lessee’s easement in the agreed form;

E.6	cover note of insurance company for the building at the indexed replacement value (zum gleitenden Neuwert) and advice of claims being secured by land charge (Realrechtsanmeldung);

E.7	notification by notary that purchase price is due;

E.8	validly signed declaration of assignment of payment claims from any lease agreements;

E.9	validly signed declaration of the assignment of all claims in case of reversal of the property purchase agreement;

E.10	official site plan / cadastral map excerpt;

E.11	proof that the defects specified in Annex 5.2. a to the purchase agreement (Sec. 5.2 a) have been removed by submitting the acceptance certificate (depending on deadline, maybe condition subsequent)

E.12	proof of use of equity pursuant to Sec. 2 by submitting the transfer confirmation or confirmation of notary;

In case that the land charge has not been registered pursuant to E.5 prior to disbursement, the Bank agrees to effect disbursement against a confirmation of the notary.

F	After disbursement of the loan (but not later than 8 weeks)

F.1	confirmation of insurance company that it has been advised of the claims being secured by land charge (to be obtained by the Bank);

F.2	proof of removal of defects by XXX.